Exhibit 10.1
FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “First Amendment”) is dated as of July 31, 2009, by and between HANMI FINANCIAL CORPORATION, a Delaware corporation and registered bank holding company with its principal offices in Los Angeles, California (the “Company”) and LEADING INVESTMENT & SECURITIES CO., LTD., a Korean corporation with its principal offices in Seoul, Korea (the “Purchaser”).
RECITALS
     WHEREAS, the Company and the Purchaser have entered into a Securities Purchase Agreement dated June 12, 2009 (the “Securities Purchase Agreement”) whereby the Company has agreed to issue and sell the Shares (as defined in the Securities Purchase Agreement) to Leading and Leading has agreed to purchase the Shares from the Company, subject to the terms and conditions set forth in the Securities Purchase Agreement; and
     WHEREAS, the Company and the Purchaser have agreed to amend the Securities Purchase Agreement to (i) correct the number of Shares to be purchased by Leading in the Initial Acquisition and the Additional Acquisition (both, as defined in the Securities Purchase Agreement), (ii) extend the due date of certain obligations and conditions as set forth herein, and (iii) further specify the terms for funding the escrow account relating to the Initial Acquisition.
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this First Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:
     1. Defined Terms. Capitalized terms contained in this First Amendment and not otherwise defined herein shall have the same meaning as accorded to them in the Securities Purchase Agreement.
     2. Amendment to Number of Shares and Purchase Price.
a.	As of the date of this First Amendment, the number of issued and outstanding shares of the Common Stock of the Company is 46,145,967.

b.	The total number of Shares to be purchased and sold between the parties is 8,079,612. Of this amount, the number of Shares to be purchased by Leading in the Initial Acquisition is 5,070,423 and the number of Shares to be purchased by Leading in the Additional Acquisition is 3,009,189.

c.	The total Purchase Price to be paid by Leading to the Company shall be $11,069,068.44 in the aggregate, or $1.37 per Share.
     3. Regulatory Approvals. Section 5.1(e)(B) of the Securities Purchase Agreement is hereby amended in its entirety as follows:
“B. With respect to the Additional Acquisition, (x) either a confirmation from

CDFI that the Acquisition will not require a change-of-control application or other application or notice, or approval by CDFI of such application or notice; (y) a confirmation from the Federal Reserve Board or the Federal Reserve Bank of San Francisco that the Acquisition will not require a Change-of-Control Notice or BHC Registration, or approval by the Federal Reserve Bank of San Francisco of such notice or application; and (z) approval by the Korea Financial Services Commission of the Acquisition.”
     4. Right of Termination. All references to “July 31, 2009” contained in Section 6.01 of the Securities Purchase Agreement shall heretoforth be “September 30, 2009.”
     5. Funding for Initial Acquisition. Contemporaneously with the execution of this First Amendment, the Purchaser shall wire $6,946,479.51 (the “Initial Acquisition Escrow Amount”) to Capital One, N.A., as escrow agent, which amount represents the portion of the Purchase Price that will be payable to the Company in connection with the closing of the Initial Acquisition. In the event that the Initial Acquisition is not completed on or prior to September 30, 2009 or the Federal Reserve Board or the Federal Reserve Bank of San Francisco has notified the Purchaser that it will not approve, confirm or consent to the Initial Acquisition prior to September 30, 2009, the Initial Acquisition Escrow Amount, together with all interest earned thereon, if any, shall be returned to the Purchaser.
     6. All Other Terms in Force. Except as expressly amended hereby, all terms provisions, conditions, covenants, representations and warranties contained in the Agreement are not modified by this Amendment and continue in full force and effect as originally written. Any reference in the Securities Purchase Agreement to “this Agreement,” “hereunder” or similar shall, unless the context otherwise requires, be read and construed as a reference to the Securities Purchase Agreement as amended by this First Amendment. As hereby modified and amended, all of the terms and provisions of the Agreement are ratified and confirmed. In case of a conflict or inconsistency between this First Amendment and the Securities Purchase Agreement prior to its amendment, this First Amendment shall prevail.
[Signature Page Follows]

[Signature Page to First Amendment to the Securities Purchase Agreement]
     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HANMI FINANCIAL CORPORATION
By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

LEADING INVESTMENT & SECURITIES CO., LTD.
By:	/s/ Cheul Park
Cheul Park
Chairman and Chief Executive Officer

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